Exhibit 23: Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Ryland Group, Inc. of our reports dated February 22, 2006, with respect to the consolidated financial statements of The Ryland Group, Inc., The Ryland Group, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Ryland Group, Inc., included in the 2005 Annual Report to Shareholders of The Ryland Group, Inc.

Our audits also included the financial statement schedule of The Ryland Group, Inc. listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-58208; Form S-3 No. 333-100167; Form S-3 No. 333-113756; Form S-3 No. 333-121469; and Form S-3 No. 333-124000) of The Ryland Group, Inc. and in the related Prospectuses of our reports dated February 22, 2006, with respect to the consolidated financial statements and schedule of The Ryland Group, Inc., The Ryland Group, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Ryland Group, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2005.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32431) pertaining to The Ryland Group, Inc. Retirement Savings Opportunity Plan; the Registration Statement (Form S-8 No. 333-101445) pertaining to The Ryland Group, Inc. 2002 Equity Incentive Plan; the Registration Statement (Form S-8 No. 333-58204) pertaining to The Ryland Group, Inc. 2000 Non-Employee Director Equity Plan; the Registration Statement (Form S-8 No. 333-68397) pertaining to The Ryland Group, Inc. Executive and Director Deferred Compensation Plan and The Ryland Group, Inc. Non-Employee Directors' Stock Unit Plan; the Registration Statement (Form S-8 No. 33-56905) pertaining to The Ryland Group, Inc. 1992 Equity Incentive Plan; the Registration Statement (Form S-8 No. 333-119922) pertaining to The Ryland Group, Inc. 2004 Non-Employee Director Equity Plan; and the Registration Statement (Form S-8 No. 333-126783) pertaining to the 2005 Equity Incentive Plan of our reports dated February 22, 2006, with respect to the consolidated financial statements and schedule of The Ryland Group, Inc., The Ryland Group, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Ryland Group, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP
Los Angeles, California
February 24, 2006